KIRKPATRICK & LOCKHART LLP
                        1800 Massachusetts Avenue, NW
                                  2nd Floor
                          Washington, DC 20036-1800


                              February 29, 1996




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  The Dreyfus/Laurel Funds, Inc.
     Post-Effective Amendment No. 43 (1933 Act File No. 33-16338)
     Counsel's Representation Pursuant to Rule 485(b)

Dear Sir or Madam:

     In my capacity as counsel to The Dreyfus/Laurel Funds, Inc. (the "Registrant"), I have reviewed Post-Effective Amendment No. 43 to the Registrant's Registration Statement on Form N-1A, which is to become effective on March 1, 1996, pursuant to Rule 485(b) under the Securities Act of 1933, as amended. In my view, the amendment does not contain any disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

                                   Very truly yours,



                                   Thomas M. Leahey





                         KIRKPATRICK & LOCKHART LLP
                        1800 Massachusetts Avenue, NW
                                  2nd Floor
                          Washington, DC 20036-1800


                              February 29, 1996




The Dreyfus/Laurel Funds, Inc.
200 Park Avenue - 55th Floor
New York, New York 10166

Dear Sir or Madam:

     In connection with the filing of Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A (File No. 33-16338) of The Dreyfus/Laurel Funds, Inc. which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as "counsel" in the Statements of Additional Information.


                              Sincerely yours,



                              Thomas M. Leahey